UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 15, 2020

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Newport Boulevard, Suite 200 Newport Beach, California	92663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 Common Stock Purchase Warrants	VERB VERBW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On October 15, 2020, Verb Technology Company, Inc. (the “Company”) appointed Kym Nelson as its Chief Content Officer.

A digital advertising and sales executive recognized as a subject matter expert on gaming, live streaming media, eSports and branded content, Ms. Nelson joins the Company after highly successful stints at Twitch, Maxim Magazine, Interplay Games and Fox Interactive, among others. As Vice President of West Coast Sales for Fox Interactive, IGN Entertainment and Myspace, she championed and gained approval to create Fox Interactive Media’s first vertical sales team to represent both IGN Entertainment and Myspace. Her vision paid off, achieving annual sales of $35 million and tripling Myspace gaming industry revenue from $3 million to $10 million.

In 2013, Ms. Nelson was recruited as Senior Vice President, West Coast Sales at Twitch, at the time an early-stage pre-IPO company. Ms. Nelson played a critical role in positioning the company—which has become the world’s leading live streaming video platform and community for gamers with up to three million broadcasters and 100 million monthly viewers—for acquisition by Amazon. At Twitch, she built and inspired a world-class team of 20, built the sales story and methodology, and was instrumental in driving revenue growth from $2 million to $40 million.

A copy of the press release announcing the appointment of Ms. Nelson is attached hereto as Exhibit 99.1 and is incorporated herein by this reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release dated October 21, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2020	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer

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